UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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SHARESPOST 100 FUND

(Name of Registrant as Specified In Its Charter)

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PRIORITY NOTICE – PLEASE READ AND RESPOND

November 16, 2020

TO ALL OF OUR SIGNIFICANT INVESTORS IN THE SHARESPOST 100 FUND:

You have been identified as a significant investor in the SharesPost 100 Fund and we are asking for your help. As you know, there is currently a proxy campaign underway for your Fund. Your Fund is asking you to consider and vote upon a proposal to approve a new investment advisory agreement between the Fund and Liberty Street Advisors, Inc.

The Board, including all of the Independent Trustees, recommends that you vote “FOR” this new advisory agreement.

WHAT DO WE NEED FROM YOU?

As of today, your vote has not been received or recorded. As one of the more significant investors in the Fund, YOUR VOTE WILL HAVE A CRITICAL IMPACT TO THE OUTCOME. Whether you vote FOR, AGAINST or ABSTAIN, all votes matter!

HOW CAN YOU EXECUTE YOUR VOTE FOR YOUR SHARE POSITION?

As a significant investor, we offer three simple and convenient methods to vote.

1.	EMAIL US at sharepost100@proxyonline.com. Simply send us an email instructing us to vote your position. Be sure to include your Proxy ID found on the lower left corner of the enclosed proxy card, indicate your voting preference and include your full name as noted on your account.

2.	TAKE A PICTURE! Sign and date the enclosed card and indicate your voting preference. Once done, take a picture of the signature side of the proxy card and email it to sharespost100@proxyonline.com. Be sure to capture the ID number in the lower left corner of the card.

3.	CONTACT OUR PROXY SOLICITOR, JAMES COX, AT 201-806-4147 OR JOHN COLLINS, at 212-232-2329. Please have the enclosed proxy card available at the time of the call.

As soon as your shares are voted, there will be no more calls or mailings requesting your vote.

Additional information regarding the special shareholder meeting and the proposal to be voted on can be found in the proxy statement located at vote.proxyonline.com/sharespost100/docs/2020specialmeeting.pdf

Thank you.

Sincerely,

Kevin Moss

President

SharesPost 100 Fund